EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form SB-2/A of El Capitan Precious Metals, Inc. of our report dated January 14, 2005 relating to our audit of the consolidated financial statements of El Capitan Precious Metals, Inc. as of September 30, 2004 and for the year then ended.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ Hein & Associates LLP
Denver, CO
August 9, 2006